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                                                                   EXHIBIT 10(b)

                              NORWEST CORPORATION

                         EMPLOYEES' STOCK DEFERRAL PLAN

        (As restated to reflect the two-for-one stock split in the form of a 100% stock dividend distributed on October 10, 1997)

      1.  Eligibility.  Each full-time employee of Norwest Corporation (the
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"Corporation") or any of its subsidiaries who participates in the Corporation's
Executive Incentive Compensation Plan or such other incentive compensation plans as may be designated by the Human Resources Committee of the Corporation's Board of Directors (each, a "Designated Plan") and who has also been selected for participation in this Plan by the Human Resources Committee shall be eligible to participate in the Employees' Stock Deferral Plan (the "Plan").

      2.  Deferral of Incentive Compensation.  Subject to the availability of
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shares of Common Stock under this Plan as determined by the Human Resources
Committee, an eligible employee may elect to defer, in the form of shares of common stock of the Corporation (the "Common Stock"), all or a portion of any incentive compensation that he or she may earn under a Designated Plan (an "Incentive Award") during the calendar year (the "Deferral Year") following the year in which the deferral election is made. Such election shall be made pursuant to Section 3.

      3.  Election to Participate.  An eligible employee becomes a participant
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in the Plan by filing not later than December 15 of the year preceding the
Deferral Year an irrevocable election with the Plan Administrator (as defined in Section 16) on a form provided for that purpose. The deferral election form shall specify both an amount to be deferred, expressed as a percentage of the Incentive Award otherwise payable in cash to the employee under the terms of any Designated Plan, one of the payment options described in Sections 8 and 9 and the year in which amounts deferred shall be paid in a lump sum pursuant to
Section 8 or in which installment payments shall commence pursuant to Section 9. The deferral election form shall be effective only for the Deferral Year specified on the form. A new deferral election form must be filed for each Deferral Year.

      4.  Deferred Stock Account.  On the first day of the month following the
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date on which an Incentive Award would otherwise be paid to the participant pursuant to a Designated Plan (the "Credit Date"), a participant shall receive a credit to his or her account under the Plan (the "Deferred Stock Account"). The
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amount of the credit shall be the number of shares (rounded to the nearest one-
hundredth of a share) determined by dividing the amount of the participant's Incentive Award specified for deferral by the average of the high and low prices per share of Common Stock reported on the consolidated tape of the New York Stock Exchange on the Credit Date or, if the New York Stock Exchange is closed on the Credit Date, the next preceding date on which it was open.

      5.  Dividend Credit.  Each time a dividend is paid on the Common Stock, a
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participant shall receive a credit to his or her Deferred Stock Account.  The amount of the dividend credit shall be the number of shares (rounded to the nearest one-hundredth of a share) determined by multiplying the dividend amount per share by the number of shares credited to the participant's Deferred Stock Account as of the record date for the dividend and dividing the product by the average of the high and low prices per share of Common Stock reported on the consolidated tape of the New York Stock Exchange on the dividend payment date or, if the New York Stock Exchange is closed on the dividend payment date, the next preceding date on which it was open.

      6.  Number of Shares Issuable Under the Plan.  Subject to adjustment as
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provided in Section 7, the maximum number of shares of Common Stock that may be credited under the Plan is 700,000.

      7.  Adjustments for Certain Changes in Capitalization.  If the Corporation
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shall at any time increase or decrease the number of its outstanding shares of
Common Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Common Stock, then the numbers, rights, and privileges of the shares issuable under the Plan shall be increased, decreased, or changed in like manner as if such shares had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence.

      8.  Payment of Deferred Stock Accounts in a Lump Sum.  Unless a
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participant elects pursuant to Section 3 to receive payment of his or her
Deferred Stock Account in installments as described in Section 9 and subject to
Section 14, credits to a participant's Deferred Stock Account shall be payable in full in cash or in whole shares of Common Stock (together with cash in lieu of a fractional share), or in a combination thereof, as the participant shall elect prior to payment, on February 28 (or the next succeeding business day if February 28 is not a business day) of the calendar year following termination of employment or
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such other year as elected by the participant pursuant to Section 3. Amounts paid in cash, including cash in lieu of fractional shares, shall be determined based on the average of the high and low prices per share of Common Stock reported on the consolidated tape of the New York Stock Exchange on the January 31 immediately preceding the date of payment or, if the New York Stock Exchange is closed on that date, the next preceding date on which it was open. If a participant dies before receiving all payments to which he or she is entitled under the Plan, payment shall be made on February 28 (or the next succeeding business day if February 28 is not a business day) of the calendar year following the date of death to such participant's estate or, if the participant has designated a beneficiary in writing and the written designation has been delivered to and accepted by the Plan Administrator prior to the participant's death, to such beneficiary. Notwithstanding the foregoing, in the event of a Change of Control (as defined in Section 18), credits to a participant's Deferred Stock Account as of the day immediately prior to the effective date of the transaction constituting the Change of Control shall be paid in full to the participant or the participant's estate or beneficiary, as the case may be, in whole shares of Common Stock (together with cash in lieu of a fractional share) on such date.

      9.  Payment of Deferred Stock Accounts in Installments.  Subject to
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Section 14, a participant may elect pursuant to Section 3 to have his or her
Deferred Stock Account paid in cash in annual installments commencing on February 28 (or the next succeeding business day if February 28 is not a business day) of the calendar year following termination of employment or such other year as elected by the participant pursuant to Section 3. A participant's Deferred Stock Account shall be converted from a share balance to a cash balance by multiplying the number of shares credited as of the Valuation Date (as defined below) immediately prior to the first installment payment, by the average of the high and low prices per share of Common Stock reported on the consolidated tape of the New York Stock Exchange on the Valuation Date or, if the New York Stock Exchange is closed on the Valuation Date, the next preceding date on which it was open. The amount of each installment payment shall be a fraction of the value of the participant's Deferred Stock Account on the January 31 (the "Valuation Date") prior to the date of the installment payment, the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed ten) minus the number of installments previously paid. Beginning on the day following the date of the first installment payment, the cash balance remaining in the Deferred Stock Account from time to time shall bear interest at an annual rate equal to the interest equivalent of the secondary market
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yield for three-month United States Treasury Bills as reported for the preceding month in Federal Reserve statistical release H.15(519). The interest rate shall be adjusted monthly, and interest shall be credited to the participant's
Deferred Stock Account as of the last day of each month. If a participant dies before receiving all payments to which he or she is entitled under the Plan, payment in full shall be made on February 28 (or the next succeeding business day if February 28 is not a business day) of the calendar year following the date of death to such participant's estate or, if the participant has designated a beneficiary in writing and the written designation has been delivered to and accepted by the Plan Administrator prior to the participant's death, to such beneficiary. Notwithstanding the foregoing, in the event of a Change of Control (as defined in Section 18) before the first installment payment date, credits to a participant's Deferred Stock Account as of the day immediately prior to the effective date of the transaction constituting the Change of Control shall be paid in full to the participant or the participant's estate or beneficiary, as the case may be, in whole shares of Common Stock (together with cash in lieu of a fractional share) on such date. In the event of a Change of Control after the first installment payment date, the remaining cash balance in such participant's Deferred Stock Account shall be paid in full to the participant or the participant's estate or beneficiary, as the case may be, in cash on the day immediately prior to the effective date of the transaction constituting the Change of Control.

      10.  Nonassignability.  No right to receive payments under the Plan nor
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any shares of Common Stock credited to a participant's Deferred Stock Account shall be assignable or transferable by a participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), Title I of the Employee Retirement Income Security Act ("ERISA"), or rules thereunder. The designation of a beneficiary by a participant does not constitute a transfer.

      11.  Funding.  If the Corporation chooses to fund the credits to the
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Deferred Stock Accounts, the Corporation shall make contributions in cash or in shares of Common Stock to the trust described in Section 12. Any cash contributions shall be used by the trustee named in Section 12 to purchase shares of Common Stock within 10 business days after such deposit. Purchases of shares may be made by the trustee in brokerage transactions or by private purchase, including purchase from the Corporation. All shares held by the trust shall be held in the name of the trustee.
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      12.  Trust Fund.  Shares of Common Stock credited to Deferred Stock
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Accounts may, in the sole discretion of the Corporation, be held and administered in trust (the "Trust Fund") in accordance with the terms of the Plan. The Trust Fund shall be held under a trust agreement between the Corporation and Marquette Bank Minneapolis, N.A. as Trustee, or any duly appointed successor trustee. All Common Stock held in the Trust Fund shall be held on a commingled basis and shall be subject to the claims of general creditors of the Corporation.

      13.  Voting Common Stock.  If any credits made pursuant to this Plan are,
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in the discretion of the Corporation, funded in a trust as described in Section
12, the Common Stock held in trust shall be voted by the Trustee in its discretion; provided, however, that the participant may instruct the Trustee with respect to the voting of a number of shares determined by multiplying a fraction, the numerator of which is the number of shares credited to the participant's Deferred Stock Account and the denominator of which is the total number of shares credited to all participants' Deferred Stock Accounts, by the total number of shares held by the Trustee for the Plan. For purposes of this section, all numbers of shares shall be determined as of the applicable record date.

      14.  Withholding of Taxes.  Payments under this Plan shall be subject to
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the deduction of the amount of any federal, state, or local income taxes, Social
Security tax, Medicare tax, or other taxes required to be withheld from such payments by applicable laws and regulations.

      15.  Unsecured Obligation.  Benefits payable under this Plan shall be an
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unsecured obligation of the Corporation.

      16.  Administration.  The Plan shall be administered by the Human
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Resources Committee of the Corporation's Board of Directors (the "Plan
Administrator"), which shall have the authority to interpret the Plan and to adopt procedures for implementing the Plan.

      17.  Amendment and Termination.  The Human Resources Committee of the
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Corporation's Board of Directors may at any time terminate, suspend, or amend this Plan; provided, however, that the provisions of Sections 1, 2, 3, 4, 5, and 6 may not be amended more than once in every six months other than to comport with changes in the Internal Revenue Code, ERISA, or the rules thereunder. No such action shall deprive any participant of any benefits to which he or she would have been entitled under the Plan if termination of the participant's employment had occurred
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on the day prior to the date such action was taken, unless agreed to by the participant.

      18.  Change of Control.  "Change of Control" means any one of the
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following events:

           (a) the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and
(iii) of subsection (c) below; or

           (b) individuals who constitute the Board of Directors of the Corporation as of April 27, 1992, (the "Incumbent Board") cease for any reason to constitute at least two-thirds thereof; provided that any person becoming a director subsequent to such date whose election, or nomination for election, by the stockholders of the Corporation was approved by a vote of at least three-fourths of the directors comprising the Incumbent Board shall, for the purposes of this clause, be considered as though such person were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

           (c) approval by the stockholders of the Corporation of a reorganization, merger, or consolidation, or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding
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shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the board action, providing for such Business Combination.

      19.  Effective Date.  The effective date of the Plan shall be determined
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by the Human Resources Committee of the Board of Directors after approval of the
Plan by the holders of Common Stock.